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                                                                   EXHIBIT 10.26

                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of February 25, 2004

                                      Among

                        JABIL CIRCUIT FINANCIAL II, INC.,

                                   as Seller,

                              JABIL CIRCUIT, INC.,

                                  as Servicer,

                       JUPITER SECURITIZATION CORPORATION,

                           THE FINANCIAL INSTITUTIONS
                         from time to time party hereto

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as Agent

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                        JABIL CIRCUIT FINANCIAL II, INC.

                         RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement dated as of February 25, 2004 is among Jabil Circuit Financial II, Inc., a Delaware corporation ("JCFI"), as seller ("Seller"), Jabil Circuit, Inc., a Delaware corporation, as initial servicer ("Servicer", Servicer and Seller are referred to herein as the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Jupiter") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in
Exhibit I.

                             PRELIMINARY STATEMENTS

         Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

         Jupiter may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

         In the event that Jupiter declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Jupiter in accordance with the terms hereof.

         Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Jupiter and the Financial Institutions in accordance with the terms hereof.

                                    ARTICLE I
                              PURCHASE ARRANGEMENTS

                  Section 1.1 Purchase Facility.

                  (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Jupiter may, at its option, instruct the Agent to purchase on behalf of Jupiter, or if Jupiter shall decline to purchase and Seller has not cancelled the purchase pursuant to Section 1.2, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

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                  (b)      Seller may, upon at least 10 Business Days' notice to
the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                  Section 1.2 Increases. Seller shall provide the Agent with at least two (2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date unless otherwise consented to by the Agent) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Jupiter agrees to make the purchase. If Jupiter declines to make a proposed purchase, the Agent shall promptly notify Seller and Seller may cancel the Purchase Notice within one Business Day after receiving notice from Agent or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Jupiter or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Jupiter, the aggregate Purchase Price of the Purchaser Interests Jupiter is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

                  Section 1.3 Decreases. Seller shall provide the Agent with not less than two (2) Business Days' prior written notice (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the required two (2) Business Days' prior notice), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Jupiter and the Financial Institutions in accordance with the amount of Capital (if any) owing to Jupiter, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

                  Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees

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hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                  Section 1.5 Pledged Collateral. (a) As security for the obligations and liabilities hereunder of Seller now or hereafter existing or arising, including, without limitation, the obligations of Seller under Section
2.1 and Article X, Seller hereby pledges and makes a collateral assignment, and grants a security interest, to the Agent for the benefit of the Purchasers in all of Seller's right, title and interest in and to (i) the Demand Note, (ii) all additional indebtedness from time to time owed to Seller by Jabil and related to the Demand Note, and the instruments evidencing such indebtedness,
(iii) all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Demand Note or such other indebtedness, and (iv) all proceeds of any and all of the foregoing collateral (the items described in clauses (i) through (iv) being, collectively, the "Pledged Collateral").

                  (b) All instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Seller shall not at any time after the occurrence of a Potential Amortization Event or an Amortization Event ask for, sue or receive any payment on the Pledged Collateral (whether in cash or other assets, by exercise of any right of set-off or otherwise) without the prior written consent of the Agent. In any event, Seller shall not receive any payment on the Pledged Collateral by allowing Jabil to exercise a right of set-off if (i) after giving effect to such payment: (A) a Potential Amortization Event or an Amortization Event would occur or (B) the Required Capital Amount (as such term is defined in the Receivables Sale Agreement) would not be maintained by the Seller or (ii) such payment would violate the terms of the Subordinated Note (as such term is defined in the Receivables Sale Agreement ) issued by the Seller to Jabil. In the event that Seller shall at any time after the occurrence of a Potential Amortization Event or an Amortization Event receive any payment on or with respect to any Pledged Collateral, Seller shall immediately so notify the Agent and shall forthwith deliver the same to the Agent in the form received to be held by the Agent as additional Pledged Collateral or to be applied in accordance with the terms of this Agreement. Seller agrees that it shall not, at any time, without the prior written consent of the Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral,
(ii) create or permit to exist any Adverse Claim upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) amend, waive, forgive, terminate or otherwise modify any of the Pledged Collateral.

                  (c) Seller represents and warrants as follows: (i) the Demand Note has been duly authorized, issued and delivered by Jabil, and the Demand Note (and each other instrument comprising a part of the Pledged Collateral that shall have been issued by Jabil) is the legal, valid and binding obligation of Jabil thereof, and Jabil is not in default thereunder; (ii) Seller is the legal and beneficial owner of the Pledged Collateral free and clear of any Adverse Claim except for the security interest created by this Agreement;
(iii) the pledge of the Pledged Collateral pursuant to this Agreement creates a valid security interest in the Pledged Collateral, securing the payment of the obligations and liabilities of Seller hereunder, and such security interest is prior

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to any and all Adverse Claims thereto and (iv) no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (A) for the pledge by Seller of the Pledged Collateral pursuant to this Agreement, (B) other than the filing of the financing statements required hereunder, for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (C) for the exercise by the Agent of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

                  (d) Seller agrees that at any time and from time to time, at the expense of Seller, Seller will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  (e) Upon the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, (i) the Agent shall have all rights and remedies of a secured creditor under the UCC and other applicable law in respect of the Pledged Collateral and (ii) the Agent may at any time make demand on Jabil or any other obligor in respect of any of the Pledged Collateral for payment of the Pledged Collateral. Any amounts received by the Agent in the exercise of its rights under this Section 1.5(e) may, at the option of the Agent, be applied to any obligations or liabilities of Seller then due and payable or be held by the Agent as additional Pledged Collateral hereunder.

                  (f) This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the later of (i) the reduction to zero of the Aggregate Unpaids and all other amounts payable under this Agreement and (ii) the termination of this Agreement.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

                  Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall promptly pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable to reduce the Purchaser Interests, if required, pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables,
(viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts

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hereunder in excess of the maximum permitted by applicable law. If at any time
Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

                  Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Jupiter pursuant to Section 13.6 (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

                  Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent

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(i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

                  Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

                  first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                  third, to the Agent for the benefit of the Purchasers for the ratable payment of all accrued CP Costs, Yield and fees payable pursuant to the Fee Letter,

                  fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

                  fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

                  Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

                  Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

                  Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as

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allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

                  Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing at least two (2) Business Days' prior written notice to the Agent), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                                   ARTICLE III
                                 JUPITER FUNDING

                  Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Jupiter for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Jupiter and funded substantially with Pooled Commercial Paper.

                  Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of Jupiter) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Jupiter for the immediately preceding Accrual Period in accordance with Article II.

                  Section 3.3 Calculation of CP Costs. On the third Business Day immediately preceding each Settlement Date, Jupiter shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

                  Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If the Financial Institutions acquire by assignment from Jupiter any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

                  Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

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                  Section 4.3 Selection and Continuation of Tranche Periods.

                  (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

                  (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Jupiter be combined with a Purchaser Interest of the Financial Institutions.

                  Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and
(ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate.

                  Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

                  (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Jupiter or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Jupiter and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and

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Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  Section 5.1 Representations and Warranties of Seller. Seller hereby represents and warrants to the Agent and the Purchasers as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Seller is a party have been duly executed and delivered by Seller.

                  (c) No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on any assets of Seller or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Seller's knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body. Seller is not in default with respect to any order of any court, arbitrator or governmental body.

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                  (f)      Binding Effect. This Agreement and each other
Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any of its Affiliates to the Agent or the Purchasers (including all Monthly Reports) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections. None of the Contracts or Invoices constitute "chattel paper" or "instruments" within the meaning of Section 9-102 of the UCC of any applicable jurisdictions.

                  (k) Places of Business and Locations of Records. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by

Section 14.4(a) has been taken and completed. Seller is incorporated solely in the state of Delaware. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

                  (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. Since the date of this Agreement, no event has occurred that would have a Material Adverse Effect.

                  (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. Jabil owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract and Invoice related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract or Invoice is in violation of any such law, rule or regulation.

                  (r) Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and Invoice, and has not made any change to such Credit and Collection Policy, other than as permitted under
Section 7.2(c), and in compliance with the notification requirements in Section 7.1(a)(vii).

                  (s) Payments to Transferors. With respect to each Receivable transferred to Seller under the Sale Agreements, Seller has given reasonably equivalent value to the applicable Transferor in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Transferor of any Receivable under the applicable Sale

Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Invoice. Each Invoice with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Eligible Receivables Balance as an Eligible Receivable on the date of its purchase under the applicable Sale Agreement was an Eligible Receivable on such purchase date.

                  (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) Accounting. The manner in which Seller accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

                  (x) Purpose. Seller has determined that, from a business viewpoint, the purchase of the Receivables and related interests thereto from the Transferors under the Sale Agreements, and the sale of Purchaser Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of Seller.

                  (y) Other Representations and Warranties. Seller has determined that this Agreement is effective to transfer to the Agent and the Purchasers, as assignees of Seller, the full benefit of and a direct claim against each of Jabil and each Transferor in respect of each representation or warranty made by the Jabil and each Transferor under any Transaction Document.

                  Section 5.2 Representations and Warranties of Servicer. Servicer hereby represents and warrants to the Agent and the Purchasers as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Servicer is a party has been duly executed and delivered by Servicer.

                  (c) No Conflict. The execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on any assets of Servicer or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Servicer of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. Other than as disclosed on Schedule C, there are no actions, suits or proceedings pending, or to the best of Servicer's knowledge, threatened, against or affecting Servicer, or any of its properties, in or before any court, arbitrator or other body that could reasonably be expected to have a Material Adverse Effect. Servicer is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which Servicer is a party constitute the legal, valid and binding obligations of Servicer enforceable against Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by Servicer or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Servicer or any of its Affiliates to the Agent or the Purchasers (including all Monthly Reports) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV.

                  (i) Material Adverse Effect. Since August 31, 2003, no event has occurred that would have a Material Adverse Effect.

                  (j) Compliance with Law. Servicer has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract and Invoice related thereto, does not contravene any laws, rules or regulations applicable to the collection and servicing thereof (including, without limitation, laws, rules and regulations relating to fair credit billing, fair credit reporting, fair debt collection practices and privacy), and no part of such Contract or Invoice is in violation of any such law, rule or regulation.

                  (k) Compliance with Credit and Collection Policy. Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and Invoice, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 7.2(c), and in compliance with the notification requirements in Section 7.1(a)(vii).

                  (l) Places of Business and Locations of Records. The principal places of business and chief executive office of Servicer and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a). Servicer's Federal Employer Identification Number is correctly set forth on Exhibit III.

                  Section 5.3 Financial Institution Representations and Warranties. Each of the Agent and each Financial Institution hereby represents and warrants, as to itself, to the Seller, the Agent and Jupiter that:

                  (a) Existence and Power. Such Person is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Person of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Person.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Person of this Agreement and the performance of its obligations hereunder.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

                  Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

                  Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that in the case of each such purchase or Reinvestment: (a) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5 and upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                  (i)      the representations and warranties set forth in
         Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

                  (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                   ARTICLE VII
                                    COVENANTS

                  Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each of Seller and the Servicer hereby covenants, as to itself, as set forth below:

                  (a) Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent (or, in the case of any of the following reporting requirements which are publicly available via EDGAR or on Jabil's website at www.jabil.com, notify the Agent that such reporting requirement is so available):

                  (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, (A) in the case of the Servicer, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent and
         (B) in the case of the Seller, financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year.

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each such Person as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer or, in the case of Seller, its treasurer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Person's Authorized Officer, as applicable, and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Jabil copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and reports which Jabil or any of its Subsidiaries files with the Securities and Exchange Commission and which are required to be delivered to, or notification of the electronic availability thereof is required to be provided to, the "Banks" and the "Agent" under (and as defined in) the Jabil Loan Agreement.

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Jupiter, copies of the same.

                  (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                  (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                  (ii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (iii) Termination Date. The occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other material financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

                  (v) Downgrade of Jabil. Any downgrade in the rating of any Indebtedness (as defined in Exhibit XII) of Jabil by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness (as defined in Exhibit XII) affected and the nature of such change.

                  (vi) Jabil Mexico, Jabil Chihuahua and Jabil Reynosa. As soon as the Seller becomes aware thereof, notice of any action taken by Jabil Mexico, Jabil Chihuahua, Jabil Reynosa or any other Person to assert any claim against any property of Jabil, Jabil Mexico, Jabil Chihuahua or Jabil Reynosa in Mexico.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.

                  (d) Audits. Such Seller Party will (and will cause the Transferors to) furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and will cause the Transferors to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts and Invoices, and
(ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and Invoices and, in each case, with any of the officers or employees of such Person having knowledge of such matters; provided that such Seller Party shall not be required to pay for the costs of such audit if (i) collectively, the Seller Parties have paid the costs of at least three other audits occurring during the nine month period immediately preceding such audit, (ii) no Amortization Event has occurred and
(iii) the results of the Agent's previous audits were acceptable to the Agent.

                  (e)      Keeping and Marking of Records and Books.

                  (i) The Servicer will (and will cause the Transferors to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause the Transferors to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Seller Party will (and will cause the Transferors to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests (or, if any master data processing records cannot be marked with a legend, mark the related physical records with such a stamped legend no less frequently than monthly) and (B) upon the request of the Agent at any time following the occurrence of an Amortization Event, (x) mark each Invoice which constitutes chattel paper or an instrument with a legend describing the Purchaser Interests and (y) deliver to the Agent copies of all Contracts and Invoices (including, without limitation, all multiple originals of any such Invoice which constitutes chattel paper or an instrument) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause the Transferors to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract and Invoice.

                  (g) Performance and Enforcement of Sale Agreements. Seller will, and will require the Transferors to, perform each of their respective obligations and undertakings under and pursuant to the Sale Agreements, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Sale Agreements. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Sale Agreements as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreements and the Receivables Sale Agreement dated as of April 10, 2000 among Jabil, Jabil Texas and Old JCFI (as the same may be amended, restated or modified from time to time).

                  (h) Ownership. Seller will (or will cause the Transferors to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Sale Agreements irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action, to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action, to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Jabil and any of its Affiliates (collectively, the "Jabil Entities"). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of any Jabil Entity and not just a division of any Jabil Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                  (i) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Jabil Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                  (ii) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Jabil Entity, allocate the compensation of such employee, consultant or agent between Seller and such Jabil Entity, as applicable, on a basis that reflects the services rendered to Seller and such Jabil Entity, as applicable;

                  (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of a Jabil Entity, Seller shall lease such office at a fair market rent;

                  (iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                  (v) conduct all transactions with each Jabil Entity strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Jabil Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (vi) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                  (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                  (viii) maintain Seller's books and records separate from those of any Jabil Entity and otherwise readily identifiable as its own assets rather than assets of any Jabil Entity;

                  (ix) prepare its financial statements separately from those of any Jabil Entity and insure that any consolidated financial statements of any Jabil Entity that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                  (x) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Jabil Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                  (xi) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by a Jabil Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                  (xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Sale Agreements; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Sale Agreements, to make payment to the Transferors thereunder for the purchase of Receivables from the Transferors under the Sale Agreements, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                  (xiii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                  (xiv) maintain the effectiveness of, and continue to perform under the Sale Agreements and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify either Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under either Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                  (xv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                  (xvi) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                  (xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Holland & Knight LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Seller Party will cause (i) all Collections to be remitted to either a Lock-Box or a Collection Account, (ii) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (iii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Jupiter, the Agent or any Financial Institution.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment.

                  (m) Payment to Transferors. With respect to any Receivable purchased by Seller from a Transferor, such sale shall be effected under, and in strict compliance with the terms of, the applicable Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Transferor in respect of the purchase price for such Receivable.

                  (n) Notices. The Seller will (or will cause the applicable Originator to) (i) notify each and every Obligor in existence on the date hereof of the assignment and sale of the Receivables under the Receivables Sale Agreement and hereunder within 60 days after the date hereof and (ii) notify each Obligor which comes into existence after the date hereof of such assignments and sales on or prior to the date the first Receivable of such Obligor is created.

                  Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each of Seller and Servicer hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Such Seller Party will not (and will not permit any Transferor to) change its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or its identity, corporate structure, jurisdiction of organization, or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof, (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change so that the Agent, for the benefit of itself and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security and any Collections thereon, and (iii) in the case of a change of the jurisdiction of organization, delivered to the Agent an opinion of counsel in form and substance satisfactory to the Agent, as to such organization and the applicable Seller Party's or the applicable Transferor's valid existence and good standing and the perfection and priority of the Agent's ownership or security interest in the Receivables, the Related Security and any Collections thereon.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts, Invoices and Credit and Collection Policy. Such Seller Party will not, and will not permit any Transferor to, amend, modify or otherwise make any change to the Credit and Collection Policy or any Contract or Invoice that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(c), the Servicer will not, and will not permit any Transferor to, extend, amend or otherwise modify the terms of any Receivable or any Invoice related thereto other than in accordance with the Credit and Collection Policy, other than with the prior written consent of the Agent in compliance with the notification requirements in
Section 7.1(a)(vii).

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract or Invoice under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Transferor. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

                  (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 6.1(d) of the Receivables Sale Agreement.

                  (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

                  Section 8.1 Designation of Servicer.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Jabil is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. At any time following the occurrence of an Amortization Event, the Agent may at any time designate as Servicer any Person to succeed Jabil or any successor Servicer.

                  (b) Without the prior written consent of the Agent and the Required Financial Institutions, Jabil shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) an Originator with respect to the Receivables originated by it, (ii) with respect to certain Charged-Off Receivables and Delinquent Receivables, outside collection agencies in accordance with its customary practices, and (iii) (x) Jabil Mexico with respect to those Receivables arising from the sale of products manufactured by Jabil Mexico (y) Jabil Chihuahua with respect to those Receivables arising from the sale of products manufactured by Jabil Chihuahua and (z) Jabil Reynosa with respect to those Receivables arising from the sale of products manufactured by Jabil Reynosa. None of the Originators, Jabil Mexico, Jabil Chihuahua or Jabil Reynosa shall be permitted to further delegate to any other Person. If pursuant to the last sentence of Section 8.1(a) the Agent shall designate as Servicer any Person other than Jabil, all duties and responsibilities theretofore delegated by Jabil to any Originator, Jabil Mexico, Jabil Chihuahua or Jabil Reynosa may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Jabil.

                  (c) Notwithstanding the foregoing subsection (b), (i) Jabil shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Jabil in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Jabil in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Jabil, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

                  Section 8.2 Duties of Servicer. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (a) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (c) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security, provided that the Agent has given the Seller seven (7) days' prior notice and during such notice period the Outstanding Balance of such Receivable has not been reduced to zero prior to the end of such notice period.

                  (d) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts, Invoices and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (e) Any payment by an Obligor in respect of any indebtedness owed by it to a Transferor or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                  Section 8.3 Collection Notices. The Agent is authorized at any time after the occurrence of an Amortization Event, to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to, at any time after the occurrence of an Amortization Event, (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts, Invoices and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

                  Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, any Transferor or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts or Invoices. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts or Invoices, nor shall any of them be obligated to perform the obligations of Seller.

                  Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the fifteenth (15th) day of each month, or, if such day is not a Business Day, on the next

Business Day, and at such times as the Agent shall request, a Monthly Report, such Monthly Report and the calculations on which the information in such Monthly Report is based not to include or otherwise give effect to any Unreported Receivable, (ii) on December 15th of each year, an updated Schedule F setting forth the Foreign Excess Payable Amount for each Obligor and its Affiliates and (iii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

                  Section 8.6 Servicing Fees. In consideration of Jabil's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Jabil shall continue to perform as Servicer hereunder, Seller shall pay over to Jabil a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1% per annum of the Net Receivables Balance during such period, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

                  Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, (ii) to observe or perform any covenant set forth in Section 7.2 and such failure shall continue for three (3) consecutive Business Days or (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clauses (i) and (ii) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for five (5) consecutive Business Days.

                  (b) Any representation or warranty made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made or any certification or statement made by any Seller Party in connection with the foregoing shall prove to have been incorrect in any material respect when made or deemed made.

                  (c) Failure of Seller to pay any Seller Indebtedness when due, or the failure of the Servicer, any Originator or any of their respective Subsidiaries (other than the Seller) to pay any Indebtedness (as defined in Exhibit XII) when due, which individually or together with other such Indebtedness as to which any such failures exists has an aggregate outstanding principal amount in excess of $15,000,000 (hereinafter, "Material Indebtedness"); or the default by any Seller Party, any Originator or any of their respective Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Seller Indebtedness, in the case of the Seller, or Material Indebtedness in the case of the Servicer, any Originator or any of their respective Subsidiaries (other than the Seller) was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Seller Indebtedness or Material Indebtedness to cause, such Seller Indebtedness or Material Indebtedness to become due prior to its stated maturity; or any such Seller Indebtedness or Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any Seller Party, any Originator or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Originator or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party, any Originator or any of their respective Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d). For purposes of this Section 9.1(d), "Subsidiary" shall exclude a Subsidiary which (i) is not engaged in any business activity, (ii) has no Subsidiaries engaged in any business activity, and (iii) has no Indebtedness (as defined in Exhibit XII) outstanding in excess of $10,000.

                  (e)      Seller shall fail to comply with the terms of Section
2.6 hereof and such failure is not cured on the following Business Day.

                  (f)      As at the end of any calendar month:

                  (i) the average of the Delinquency Ratios as at the end of such month and the two preceding months shall exceed 7.0%; or

                  (ii) the average of the Default Ratios as at the end of such month and the two preceding months shall exceed 4.0%.

                  (g)      A Change of Control shall occur.

                  (h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount of $10,000,000 or more individually or in the aggregate, shall be entered against the Servicer, any Originator or any of their respective Subsidiaries (other than the Seller) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

                  (i) (i) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement, or (ii) the Seller or any Originator shall cease to perform any of their respective material obligations and undertakings under and pursuant to the Receivables Sale Agreement or shall fail to vigorously enforce the rights and remedies accorded under the Receivables Purchase Agreement after the occurrence of such failure, or (iii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                  (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, provided, that such occurrence is a direct or indirect result of an action or inaction on the part of a Seller Party or one of their respective Affiliates, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (k) (i) The Consolidated Fixed Charge Coverage Ratio of Jabil and its Subsidiaries, calculated as of the last day of Jabil's fiscal quarter for the then most-recently ended four consecutive fiscal quarters, shall be less than at 3.0 to 1.0.

                  (ii) The Consolidated Net Worth of Jabil and its Subsidiaries at any time to be less than the sum of (A) $1,242,500,000 plus (B) 75% of the cash proceeds of Capital Stock of Jabil offered or otherwise sold after July 14, 2003 (net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees and other costs and expenses actually incurred in connection therewith), plus (C) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of Jabil.

                  (iii) The ratio of Total Indebtedness of Jabil and its Subsidiaries on a Consolidated basis to EBITDA of Jabil and its Subsidiaries on a Consolidated basis, calculated as of the last day of Jabil's fiscal quarter for the then most-recently ended four consecutive fiscal quarters, shall exceed 2.5 to 1.0.

         Capitalized terms used in this paragraph (k) shall have the meanings set forth in Exhibit XII.

                  (l) Jabil shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Jabil, or Jabil shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

                  Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions:
(i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the

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

Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                    ARTICLE X
                                 INDEMNIFICATION

                  Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of its activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the United States, by the jurisdiction in which such Indemnified Party's principal executive office is located, or by any other jurisdiction in the United States where such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated by this Agreement, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections, but not including any such taxes resulting from the adoption after the date hereof of any law or any amendment or change in the interpretation of any existing or future law that subjects such Indemnified Party to taxes that would not be imposed by any law or the interpretation thereof existing on the date hereof (except for changes in the rate of such taxes);

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller and Servicer shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                  (i) any representation or warranty made by any Seller Party or any Transferor (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by Seller, the Servicer or any Transferor to comply with any applicable law, rule or regulation with respect to any Receivable, Contract or Invoice related thereto, or the nonconformity of any Receivable, Contract or Invoice included therein with any such applicable law, rule or regulation or any failure of any Transferor to keep or perform any of its obligations, express or implied, with respect to any Contract or Invoice;

                  (iii) any failure of Seller, the Servicer or any Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract, Invoice or any Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Invoice or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix)     any Amortization Event described in Section 9.1(d);

                  (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Transferor, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to a Transferor under the applicable Sale Agreement in consideration of the transfer by such Transferor of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                  (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws;

                  (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                  (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action;

                  (xv) the operations of Jabil Mexico, Jabil Chihuahua or Jabil Reynosa and the enforcement of the Agent's and the Purchaser's rights under either Estoppel Letter; and

                  (xvi) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

                  Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, the Agent shall notify the Seller of such Regulatory Change and upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

                  Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Jupiter on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Jupiter's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Jupiter and the Agent (which such counsel may be employees of Jupiter or the Agent) with respect thereto and with respect to advising Jupiter and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE XI
                                    THE AGENT

                  Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Collection Account Agreements, the Estoppel

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

Letters and the Concentration Limit Letter Agreement on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

                  Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

                  Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Jupiter or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Jupiter or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

                  Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees,

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

agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

                  Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

                  Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

                  Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

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

                                   ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

                  Section 12.1 Assignments.

                  (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Jupiter of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other Person, and upon such assignment, Jupiter shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Jupiter of this Agreement or all or any of the Purchaser Interests of Jupiter shall have all of the rights and benefits under this Agreement as if the term "Jupiter" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Jupiter hereunder. None of the Seller or the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Jupiter shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and
(ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Jupiter, an enforceability opinion in form and substance satisfactory to the Agent and Jupiter. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                  (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Jupiter or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Jupiter, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

                  Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Jupiter its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Jupiter and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII
                               LIQUIDITY FACILITY

                  Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Jupiter delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Jupiter, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Jupiter as specified by Jupiter. Each such assignment by Jupiter shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to
Section 13.6. Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Jupiter and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Jupiter, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Jupiter in reliance upon such assumption. Jupiter hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Jupiter, effective upon the receipt by Jupiter of the Jupiter Transfer Price, the Purchaser Interests of Jupiter which are the subject of any transfer pursuant to this Article XIII.

                  Section 13.2 Transfer Price Reduction Yield. If the Adjusted Funded Amount is included in the calculation of the Jupiter Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Jupiter the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

                  Section 13.3 Payments to Jupiter. In consideration for the reduction of the Jupiter Transfer Prices by the Jupiter Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Jupiter Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Jupiter any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

                  Section 13.4 Limitation on Commitment to Purchase from Jupiter. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Jupiter, pursuant to Section 13.1 or otherwise, if:

                  (i) Jupiter shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Jupiter or taken any corporate action for the purpose of effectuating any of the foregoing; or

                  (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Jupiter by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Jupiter and such proceeding or petition shall have not been dismissed.

                  Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Jupiter Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions) of the Jupiter Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Jupiter may have under applicable law, each Defaulting Financial Institution shall pay to Jupiter forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Jupiter in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

                  Section 13.6 Terminating Financial Institutions.

                  (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment

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

hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Jupiter of each Non-Renewing Financial Institution and Jupiter, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Jupiter on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Jupiter its Pro Rata Share of the aggregate Purchaser Interests then held by Jupiter, subject to, and in accordance with, Section 13.1. In addition, Jupiter may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Jupiter or (y) assign to any Affected Financial Institution on a date specified by Jupiter its Pro Rata Share of the aggregate Purchaser Interests then held by Jupiter, subject to, and in accordance with,
Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Jupiter in its sole and absolute discretion.

                  (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                                   ARTICLE XIV
                                  MISCELLANEOUS

                  Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Jupiter, Seller and the Agent, (at the direction or with the consent of the Required Financial Institutions), may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections
         13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Concentration Limit," "Aggregate Reserve," "Yield and Servicer Reserve," "Dilution Reserve," "Loss Reserve," "Loss Percentage," "Delinquency Ratio," or "Default Ratio" or amend the Concentration Limit Letter Agreement or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Jupiter may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

                  Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

                  Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 14.4 Protection of Ownership Interests of the Purchasers.

                  (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 14.5 Confidentiality. (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Jupiter and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that
(i) such Seller Party and such Purchaser and its officers and employees may disclose such information to such

Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding and (ii) such Seller Party and its officers and employees may disclose the Transaction Documents, other than the Fee Letter and the Concentration Limit Letter Agreement (or any information contained in the Fee Letter or the Concentration Limit Letter Agreement that may also be contained in any other Transaction Document), to any institution providing financial services to such Seller Party, pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent.

                  (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Jupiter by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Jupiter or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Jupiter, it will not institute against, or join any other Person in instituting against, Jupiter or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Jupiter, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Jupiter, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                  Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO

THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 14.11 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

                  Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Jupiter or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Jupiter or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this
Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

                  Section 14.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Transferor or any other person arising in connection with the Receivables, the Related Security, or the related Contracts or Invoices, or any other obligations of Seller or any Transferor.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid security interest in all of Seller's right, title and interest in, to and under the following assets, now existing or hereafter arising: (i) all Receivables, (ii) the Collections, (iii) each Lock-Box, (iv) each Collection Account, (v) all Related Security, (vi) all other rights and payments relating to such Receivables, (vii) all of Seller's rights, title, and interest in, to and under the Performance Undertaking and the Sale Agreements (including, without limitation, (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto), (viii) all proceeds of any of the foregoing, and (ix) all other assets in which the Agent has acquired, may hereafter acquire and/or purports to have acquired an interest hereunder to secure the prompt and complete payment of the Aggregate Unpaids, which security interest shall be prior to all other Adverse Claims thereto. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby authorizes the Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Purchasers, to file, without the signature of the Seller or any Transferor, as debtors, the UCC financing statements contemplated herein and under the Sale Agreements.

                  (c) In connection with Seller's transfer of its right, title and interest in, to and under the Sale Agreements, the Seller agrees that the Agent shall have the right to enforce the Seller's rights and remedies under the Sale Agreements, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Sale Agreements. To the extent that the Seller enforces the Seller's rights and remedies under the Sale Agreements, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by the Seller.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                           JABIL CIRCUIT FINANCIAL II, INC.,
                           as Seller

                           By: /s/ JAMES FALCONER
                               -------------------------------------------------
                           Name: James Falconer
                           Title: Vice President

                           Address: 300 Delaware Avenue
                                    Suite 12119
                                    Wilmington, DE  19801
                                    Attn: Linda S. Bubacz, Assistant Treasurer

                           Fax: (302) 552-3128

                           with a copy to:

                           JABIL CIRCUIT, INC.,
                           as Servicer

                           By: /s/ FORBES ALEXANDER
                               -------------------------------------------------
                           Name: Forbes Alexander
                           Title: Treasurer

                           Address: 10560 Martin Luther King, Jr. Street North
                                    St. Petersburg, FL 33716
                                    Attn: Forbes Alexander
                                    cc: General Counsel

                           Fax: (727) 579-8529

                           JUPITER SECURITIZATION CORPORATION

                           By: /s/ MAUREEN MARCON
                               -------------------------------------------------
                           Name: Maureen Marcon
                           Title: Authorized Signatory

                           Address: c/o Bank One, NA (Main Office Chicago),
                                    as Agent
                                    Asset Backed Finance
                                    Suite IL1-0079
                                    1 Bank One Plaza
                                    Chicago, Illinois 60670-0079

                           Fax: (312) 732-1844

                           BANK ONE, NA (MAIN OFFICE CHICAGO),
                           as a Financial Institution and as Agent

                           By: /s/ MAUREEN MARCON
                               -------------------------------------------------
                           Name: Maureen Marcon
                           Title: Director, Capital Markets

                           Address: Bank One, NA (Main Office Chicago)
                                    Asset Backed Finance
                                    Suite IL1-0612
                                    1 Bank One Plaza
                                    Chicago, Illinois 60670-0612

                           Fax: (312) 732-3600